Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated October 19, 2026, relating to the financial statements of iStep Learning plc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Date: October 19, 2026

By:	/s/ Enrome LLP
Enrome LLP